Exhibit 99.2

MP Materials to Build U.S. Magnet Factory, Enters Long-Term Supply Agreement with General Motors

MP’s initial magnetics facility in Fort Worth, Texas, will source materials from Mountain Pass, California, restoring a fully integrated U.S. supply chain

MP has entered a long-term agreement with General Motors to supply U.S.-sourced and manufactured rare earth alloy and magnets to power more than a dozen models using GM’s Ultium Platform

The facility will produce NdFeB alloy and magnets with the potential to power approximately 500,000 EV motors per year; a gradual production ramp is expected to begin in 2023

LAS VEGAS – December 9, 2021 – MP Materials Corp. (NYSE: MP) announced today that it will build its initial rare earth (RE) metal, alloy and magnet manufacturing facility in Fort Worth, Texas. The company also announced that it has entered a binding, long-term agreement with General Motors (NYSE: GM) to supply U.S.-sourced and manufactured rare earth materials, alloy and finished magnets for the electric motors in more than a dozen models using GM’s Ultium Platform, with a gradual production ramp that begins in 2023.

In Fort Worth, MP Materials will develop a 200,000 sq. ft. greenfield metal, alloy and neodymium-iron-boron (NdFeB) magnet manufacturing facility, which will also serve as the business and engineering headquarters for its growing magnetics division, MP Magnetics. The facility will create more than 100 skilled jobs and be located in the AllianceTexas development owned and operated by Hillwood, a Perot company.

MP’s initial magnetics facility will have the capacity to produce approximately 1,000 tonnes of finished NdFeB magnets per year with the potential to power approximately 500,000 EV motors annually. The NdFeB alloy and magnets produced will also support other key markets, including clean energy, electronic and defense technologies. The facility will also supply NdFeB alloy flake to other magnet producers to help develop a diverse and resilient U.S. magnet supply chain.

“MP Materials has built an exceptional magnetics team and important commercial relationships that will accelerate our mission to restore the full rare earth supply chain to the United States,” said MP Materials Chairman & CEO, James Litinsky. “This is a momentous occasion for the reshoring of the American supply chain, and we are grateful for GM’s confidence, commitment and leadership.”

NdFeB Magnets Are Essential to Modern Tech

NdFeB permanent magnets are critical inputs to the electric motors and generators that enable EVs, robots, wind turbines, drones, defense systems and other technologies to transform electricity into motion and motion into electricity. Although development of permanent magnets originated in the United States, the U.S. has virtually no capacity to produce sintered NdFeB magnets today.

Like semiconductors, which became linked to virtually every aspect of life as computers and software proliferated, NdFeB magnets are fundamental building blocks in modern technologies and will increase in importance as the global economy electrifies and decarbonizes. Adamas Intelligence, an independent research firm, expects global NdFeB demand to double by 2030 driven largely by increased production of EVs.

Scaling Domestic RE Magnet Production to Support the EV Revolution

MP Materials’ initial Fort Worth metal and magnet facility is deliberately sized to achieve commercial economics at the minimum required scale. This measured approach will enable MP Materials to refine its production processes and technologies, and apply learnings to future, higher volume facilities.

MP Materials’ Fort Worth facility will consume less than 10% of the 6,075 tonnes of NdPr oxide MP Materials expects to produce annually at Mountain Pass. The company envisions building additional alloy and magnet capacity in the future to consume a greater percentage of its primary production and supply growing U.S. demand.

Environmental Sustainability & Recycling

MP Materials’ operations spanning California and Texas will provide certainty of provenance and sustainability. Mountain Pass is a closed loop, zero-discharge RE production facility with a dry tailings process that recycles more than one billion liters of water per year. The facility operates in full compliance with U.S. and California environmental regulations.

The vertically integrated nature of MP’s operation also provides flexibility to optimize recycling pathways using a first principles approach. Waste generated during the alloy and magnet production process will be recycled. End-of-life magnets can also be re-processed into high purity separated RE oxides at Mountain Pass. The recycled oxides can then be refined into metal and, once again, produced into high performance magnets. MP’s vertically integrated operation also allows for the development of more novel recycling pathways that shortcut these traditional approaches. The company is currently developing end-of-life, circular recycling concepts with significant commercial entities.

MP Materials (NYSE: MP) is the largest producer of rare earth materials in the Western Hemisphere. The Company owns and operates the Mountain Pass Rare Earth Mine and Processing Facility (Mountain Pass), the only rare earth mining and processing site of scale in North America. MP Materials produced approximately 15% of the rare earth content consumed in the global market in 2020. Separated rare earth elements are critical inputs for the magnets that enable the mobility of electric vehicles, drones, defense systems, wind turbines, robotics and many other high-growth, advanced technologies. More information is available at https://mpmaterials.com/.

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SAFE HARBOR

This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expectations and benefits of a long-term agreement with General Motors and the Company’s ability to supply U.S.-produced NdFeB alloy and magnets; the potential demand for NdFeB magnets in the future; the expected production of NdPr oxide at the Company’s Mountain Pass facility; the timing, expectations and benefits of the Company’s Stage III, including the cost and timing for completion of the Stage III facility; the number of jobs related to the initial Stage III facility; the approximate amount of NdFeB alloy and magnets to be produced at the Stage III facility and the date of start of production at the Stage III facility; the proposed location of the Stage III facility; the Company’s future plans to build an additional, higher-volume capability to produce NdFeB alloy and magnets; and the Company’s ability to recycle magnets in the future.

These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to the Company; risks related to the rollout of the Company’s business strategy, including Stage III, and the timing of expected business milestones; risks related to the Company’s long-term agreement with General Motors, including that this long-term agreement is subject to the Company and General Motors entering into a definitive Supply Agreement that includes all terms and conditions, which may or may not occur; risks related to the Company’s ability to produce and supply NdFeB alloy and magnets to third parties, including General Motors, which is subject to a number of uncertainties and contingencies; risks related to the construction of the Stage III facility, including timing for completion and costs; the proposed location of the Stage III facility is subject to the Company closing on a purchase and sale agreement, which is subject to a number of closing conditions, which may or not be satisfied, including the Company obtaining certain incentives approved by the City of Fort Worth; risks related to demand for NdFeB alloy and magnets which may decrease materially in the future; the effects of competition on the Company’s future business; risks related to political and macroeconomic uncertainty; the impact of the global COVID-19 pandemic, including the Delta variant, Omicron variant and other variants, on any of the foregoing risks; risks related to the Company’s ability to comply with various government regulations that are applicable to its business; risks related to the Company’s ability to maintain its governmental licenses, registrations, permits, and approvals necessary for its business; and those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, under the heading “Risk Factors,” and other documents to be filed by the Company with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

MEDIA CONTACT:

Matt Sloustcher

725.233.0537

msloustcher@mpmaterials.com

INVESTOR RELATIONS CONTACT:

ir@mpmaterials.com